           ®                                                                           News Release

                                          Linda S. Downs

February 17, 2014                                         Chief Operating Officer

                                                                        (386) 239-5715

BROWN & BROWN, INC. ANNOUNCES THE SELECTION OF NEW EXECUTIVE VICE PRESIDENT, TREASURER AND FUTURE CHIEF FINANCIAL OFFICER R. ANDREW WATTS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO), today announced the selection of R. Andrew Watts as Executive Vice President, Treasurer and Chief Financial Officer. Mr. Watts, formerly Global Head of Customer Administration for the Financial and Risk Division of Thomson Reuters, will assume the responsibilities of Executive Vice President and Treasurer effective immediately, and will replace the current Chief Financial Officer, Cory Walker, in March 2014, upon Mr. Walker’s previously announced retirement following the filing of the Company’s 2013 Annual Report on Form 10-K. Mr. Watts will be based in Daytona Beach, Florida, and will report to J. Powell Brown, the Company’s President and Chief Executive Officer.

Powell Brown remarked, “We are pleased to welcome Andrew to our Senior Leadership ranks following a nationwide search for the right candidate for this very important position within our company. He brings tremendous personal talent and professional experience, and will be a great addition to our team. The proven leadership ability, strategic and financial expertise and dedication that have characterized his career are qualities that will serve us well as we move toward our next intermediate revenue goal of “$2B” and beyond.

Andrew Watts remarked, “I am really excited to be joining the Brown & Brown team. Since its start in 1939, Brown & Brown has proven to be a leader in the insurance brokerage business, by offering a wide range of services from retail, to commercial and reinsurance products that cover a broad spectrum of the market. It is this diversification that makes Brown & Brown an industry leader and positions it well for the future. I look forward to working with the leadership team to help the organization reach its strategic goals.”

Mr. Watts has worked with Thomson Reuters for more than 12 years. Most recently serving as Global Head of Customer Administration for its Financial and Risk Division, he has also acted as Chief Financial Officer for multiple divisions with the company and completed numerous acquisitions and divestitures. Prior to joining Thomson Reuters, Mr. Watts was Chief Financial Officer and co-Founder of Textera, a company formed to create a new online marketplace for sale and distribution of industrial textiles, and before founding Textera, he worked as a Senior Manager with PricewaterhouseCoopers in Florham Park, New Jersey, Milan, Italy and Chicago, Illinois. Mr. Watts is a Certified Public Accountant and a graduate of Illinois State University, where he earned a Bachelor of Science.

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services, as well as risk management, third-party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the addition of Mr. Watts to our team, our next intermediate goal of "2B" and beyond, and the impact of the hiring of Mr. Watts on our achievement of this goal. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's future performance, general macroeconomic conditions and conditions specific to the Company's industry, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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